EXHIBIT 21.1


				AVX CORPORATION
				 SUBSIDIARIES

As of May 1, 1996, active subsidiaries, all 100% owned directly or indirectly, consist of the following:







							 STATE OR COUNTRY
							 OF INCORPORATION



AVIO Excelente, S.A. De C.V.                          United Mexican States

AVIO Excelente De Chihuahua, S.A. De D.V.             United Mexican States

AVIO Exito De Chihuahua, S.A. De C.V.                 United Mexican States

AVX Czech Republic. s.r.o.                            Czech Republic

AVX Development Incorporated                          Delaware

AVX Electronische Bauelmente GmbH                     Republic of Germany

AVX Filters Corporation                               California

AVX GmbH Gesellschaft fur Electronische
Baulemente                                            Republic of Germany

AVX Industries Pte. Ltd.                              Singapore

AVX Israel Limited                                    Israel

AVX/Kyocera Asia Ltd                                  Hong Kong

AVX/Kyocera Hong Kong Ltd                             Hong Kong

AVX/Kyocera (Malaysia) SDN BHN                        Malaysia

AVX/Kyocera Singapore Pte. Ltd                        Singapore

AVX Limited                                           United Kingdom

AVX S.A.                                              France

AVX S.R.L.                                            Italy

AVX Tantalum Corporation                              Maine

AVX Vancouver Corporation                             Washington

Elco Europe APS                                       Denmark

Elco Europe GmbH                                      Republic of Germany

Elco Europe Ltd.                                      United Kingdom

Elco Europe SARL                                      France

Elco U.S.A. Inc.                                      Delaware

P.T. AVX/Kyocera                                      Indonesia

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